UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0588680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042
(Address of principal executive offices, including ZIP code)

(713) 499-6200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01 Entry into a Material Definitive Agreement.

On December 16, 2005, U.S. Concrete, Inc. (the “Company”) amended its 2000 Employee Stock Purchase Plan (the “ESPP”) to provide that effective January 1, 2006 the price per share of the common stock offered to participants under the ESPP will not be less than 85% of the fair market value of a share of common stock on the last day of each offering period, and unless otherwise provided by the Company’s board of directors or a duly appointed committee of the board prior to the commencement of an offering period, the purchase price per share of common stock for that offering period will equal 85% of the fair market value of a share of common stock on the last day of that offering period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Amendment No. 1 to U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: December 22, 2005	By:	/s/ Robert D. Hardy

Robert D. Hardy
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

10.1	Amendment No. 1 to U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan